UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2010

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2010, Constitution Mining Corp. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with St. Lawrence Alluvial Services and Logistics Corp. (the “Lender”).  Under the terms of the Loan Agreement, the Lender loaned the Company Eight Hundred Thousand Dollars ($800,000) (the “Loan”).  The Loan will be used to finance expenditures on mining pediments in Peru.  The Company agreed to repay the Loan within a maximum term of ninety (90) days from the execution of the Loan Agreement together with interest at a rate of twelve percent (12%) per year.

The foregoing description is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference to this Item 2.03.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 6, 2010, Mr. Hernan Zaballa resigned as Vice President and as a member of the board of directors of the Company.  There was no known disagreement with Mr. Zaballa on any matter relating to the Company’s operations, policies or practices.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan Agreement between Company and St. Lawrence Alluvial Services and Logistics Corp., dated April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer

Date:    April 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement between Company and St. Lawrence Alluvial Services and Logistics Corp., dated April 1, 2010.